Form of	Exhibit 4(a)

FORM OF AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of this     day of                     , 201    , by and between Janus Investment Fund, a Massachusetts business trust (the “Janus Trust”), on behalf of                     , a series of the Janus Trust (the “Acquiring Fund”), and Henderson Global Funds, a Delaware statutory trust (the “Henderson Trust”), on behalf of                     , a series of the Henderson Trust (the “Target Fund”). Each of Janus Capital Management LLC (“JCM”) and Henderson Global Investors (North America) Inc. (“HGINA”) joins this Agreement solely for the purpose of agreeing to be bound by Paragraph 5.

Except as otherwise specifically noted, all references in this Agreement to action taken by the Target Fund shall be deemed to refer to action taken by the Henderson Trust on behalf of the Target Fund, and all references in this Agreement to action taken by the Acquiring Fund shall be deemed to refer to action taken by the Janus Trust on behalf of the Acquiring Fund.

This Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”). The reorganization (the “Reorganization”) will consist of the transfer by the Target Fund of all of its assets to the Acquiring Fund, in exchange solely for Class A, C, I and N voting shares of beneficial interest in the Acquiring Fund (the “Acquiring Fund Shares”) having an aggregate net asset value equal to the aggregate net asset value of the same class of shares of the Target Fund (except that (i) Class N Acquiring Fund Shares shall be delivered to the Target Fund having an aggregate net asset value equal to the value of the aggregate net assets of Class R6 Shares of the Target Fund[, and (ii) Class I Acquiring Fund Shares shall be delivered to the Target Fund having an aggregate net asset value equal to the value of the aggregate net assets of Class IF Shares of the Target Fund]), the assumption by the Acquiring Fund of all the liabilities of the Target Fund, and the distribution of the Class A, C, I and N Acquiring Fund Shares to the shareholders of the Target Fund in complete liquidation of the Target Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

WHEREAS the Henderson Trust and the Janus Trust are each an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Board of Trustees of the Janus Trust, including a majority of the Trustees of the Janus Trust who are not “interested persons” (as defined in the 1940 Act) of the Target Fund or the Acquiring Fund, has determined that it is in the best interest of the Acquiring Fund that the assets of the Target Fund be acquired by the Acquiring Fund and the liabilities of the Target Fund be assumed by the Acquiring Fund in exchange for A, C, I and N Acquiring Fund Shares pursuant to this Agreement, and that the interests of existing shareholders of the Acquiring Fund will not be diluted as a result of the Reorganization;

WHEREAS, the Board of Trustees of the Henderson Trust, including a majority of the Trustees of the Janus Trust who are not “interested persons” (as defined in the 1940 Act) of the Target Fund or the Acquiring Fund, has determined that it is in the best interest of the Target Fund that the assets of the Target Fund be acquired by the Acquiring Fund and the liabilities of the Target Fund be assumed by the Acquiring Fund in exchange for Class A, C, I and N Acquiring Fund Shares, pursuant to this Agreement, and that the interests of existing shareholders of the Target Fund will not be diluted as a result of the Reorganization;

WHEREAS, as soon as practicable after the Closing of the Reorganization, Class A, C, I and N Acquiring Fund Shares received by shareholders who were direct shareholders of the Target Fund, will be automatically exchanged for Class D Shares of the Acquiring Fund having an equal aggregate net asset value to the shares so exchanged;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. PLAN OF REORGANIZATION

1.1 Subject to the requisite approval of the Target Fund’s shareholders and the other terms and conditions herein set forth, and on the basis of the representations and warranties contained herein, (i) the Henderson Trust shall transfer all of the Assets (as defined below) of the Target Fund, as set forth in paragraph 1.2, to the Acquiring Fund, (ii) the Janus Trust shall cause the Acquiring Fund to deliver to the Henderson Trust full and fractional (rounded to the fourth decimal place) Class A, C, I and N Acquiring Fund Shares having an aggregate net asset value equal to the value of the aggregate net assets of the same class of shares of the Target Fund (except that (a) Class N Acquiring Fund Shares shall be delivered to the Target Fund having an aggregate net asset value equal to the value of the aggregate net assets of Class R6 Shares of the Target Fund[, and (b) Class I Acquiring Fund Shares shall be delivered to the Target Fund having an aggregate net asset value equal to the value of the aggregate net assets of Class IF Shares of the Target Fund]), as of the close of regular session trading on the New York Stock Exchange (the “Valuation Time”) on the Closing Date, as set forth in paragraph 2.1 (the “Closing Date”) and (iii) the Janus Trust shall cause the Acquiring Fund to assume all Liabilities (as defined below) of the Target Fund, as set forth in paragraph 1.2. Such transactions shall take place at the closing provided for in paragraph 2.1 (the “Closing”). The aggregate number of shares of the Acquiring Fund to be issued and delivered to the Target Fund shall be determined as set forth in Section 2.7.

1.2 The assets of the Target Fund to be acquired by the Acquiring Fund shall consist of all assets and property, including, without limitation, all cash, securities, commodities, interest in futures and other financial instruments, claims (whether absolute or contingent, known or unknown, accrued or unaccrued and including, without limitation, any interest in pending or future legal claims in connection with past or present portfolio holdings, whether in the form of class action claims, opt-out or other direct litigation claims, or regulator or government-established investor recovery fund claims, and any and all resulting recoveries), dividends, interest or other receivables that are owned by the Target Fund and any deferred or prepaid expenses shown as an asset on the books of the Target Fund on the Closing Date (“collectively, the “Assets”).

1.3 To the extent consistent with the Target Fund’s investment objective and policies, the Target Fund will use its reasonable best efforts to discharge all of its known liabilities and obligations prior to the Valuation Time. The Acquiring Fund will assume all of the liabilities, expenses, costs, charges, debts, obligations, duties and reserves of the Target Fund of any kind, whether absolute, accrued, contingent, known or unknown, or otherwise in existence on the Closing Date; provided, however, the Acquiring Fund shall not assume (i) any obligation arising from the termination of the agreements set forth in Schedule 4.2(iv) or (ii) any obligations of the Target Fund under this Agreement, including indemnification obligations. (collectively the “Liabilities”).

1.4 The Target Fund will distribute in liquidation of the Target Fund pro rata to its shareholders of record of the applicable classes, determined as of immediately after the close of business on the Closing Date (the “Current Shareholders”), the Class A, C, I and N Acquiring Fund Shares received by the Henderson Trust pursuant to paragraph 1.1. Such distribution and liquidation will be accomplished by the transfer of the Class A, C, I and N Acquiring Fund Shares then credited to the accounts of the Target Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Current Shareholders and representing the respective pro rata number of the corresponding class of Acquiring Fund Shares due to such shareholders (provided that (i) holders of Class R6 Shares of the Target Fund shall be credited Class N Acquiring Fund Shares[, and (ii) holders of Class IF Shares of the Target Fund shall be credited Class I Acquiring Fund Shares]). All issued and outstanding shares of the Target Fund will simultaneously be canceled on the books of the Target Fund. The Acquiring Fund shall not issue certificates representing the Class A, C, I and N (and Class D Shares when issued) Acquiring Fund Shares in connection with such exchange. Ownership of Class A, C, I and N (and Class D Shares when issued) Acquiring Fund Shares will be shown on the books of the Janus Trust’s transfer agent. As soon as reasonably practicable after the Closing, the Henderson Trust shall take all steps necessary to effect a complete liquidation of the Target Fund in accordance with its governing instruments and applicable law, and the Target Fund shall not conduct any business after the Closing Date, except as contemplated herein.

1.5 To the extent consistent with the Target Fund’s investment objective and policies, the Target Fund agrees to use reasonable best efforts to dispose of certain assets prior to the Closing as requested by the Acquiring Fund to the extent necessary to ensure that the combined portfolio following the Closing meets the investment objective, policies and restrictions of the Acquiring Fund. Notwithstanding the foregoing, nothing herein shall permit or require the Target Fund to dispose of any investments or securities if, in the reasonable judgment of the Board of the Henderson Trust or the investment adviser to the Target Fund, such disposition would adversely affect the status of the Reorganization as a “reorganization” as such term is used in Section 368(a) of the Code or would adversely affect the Target Fund’s status as a “regulated investment company” under the Code, or would not be in the best interest of the Target Fund’s shareholders.

1.6 Any transfer taxes payable upon issuance of the Acquiring Fund Shares in a name other than the registered holder of the Target Fund Shares on the books and records of the Target Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

1.7 No sales load, contingent deferred sales charge, commission, redemption fee or other transactional fee will be charged by the Target Fund or the Acquiring Fund as a result of, or in connection with, the Reorganization.

2. CLOSING AND CLOSING DATE

2.1 The Closing Date shall be                     , 2017, or such other date as the parties may agree to in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties. The close of business on the Closing Date shall be as of 4:00 p.m. New York Time. The Closing shall be held at the offices of JCM, 151 Detroit Street, Denver, Colorado 80206-4805, or at such other time and/or place, or by such other means of communication, as the parties may agree.

2.2 In the event that on the Closing Date or the Valuation Time (i) the New York Stock Exchange or another primary trading market for portfolio securities of the Acquiring Fund or the Target Fund (each, an “Exchange”) shall be closed to trading or trading thereon shall be restricted or (ii) trading or the reporting of trading on said Exchange or elsewhere shall be disrupted so that, in the judgment of the Board of Trustees of the Janus Trust or the Henderson Trust or the authorized officers of either of such entities, accurate appraisal of the value of the net assets of a Acquiring Fund or a Target Fund is impracticable, the Closing Date shall be postponed until at least the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

2.3 The Henderson Trust shall cause Boston Financial Data Services, transfer agent of the Target Fund, to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Current Shareholders and the number, class, dividend reinvestment election, tax withholding status and percentage ownership of outstanding shares of the Target Fund owned by each such shareholder immediately prior to the Closing. The Janus Trust shall issue and deliver or cause Janus Services LLC, the transfer agent to the Acquiring Fund, to issue and deliver a confirmation evidencing the Class A, C, I and N Acquiring Fund Shares to be credited on the Closing Date to the Secretary of the Henderson Trust or provide evidence satisfactory to the Henderson Trust that such Class A, C, I and N Acquiring Fund Shares have been credited to the account of the Current Shareholders on the books of the Acquiring Fund.

2.4 The Target Fund shall cause its custodian to deliver to the Acquiring Fund at the Closing a certificate of an authorized officer identifying all of the Target Fund’s portfolio securities, investments, cash, and any other Assets as of the Valuation Time and stating that the Target Fund’s portfolio securities, investments, cash, and any other Assets shall have been delivered in proper form to constitute good delivery thereof to the Acquiring Fund’s custodian on behalf of the Acquiring Fund on the Closing Date. The Acquiring Fund shall cause its custodian to deliver to the Target Fund at the Closing, a certificate of an authorized officer acknowledging that the Acquiring Fund has received the Target Fund’s portfolio securities, cash and other Assets on the Closing Date.

2.5 At the Closing, each party shall deliver to the other such bills of sales, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

2.6 The net asset value per share of the Acquiring Fund Shares to be delivered to the Target Fund, the value of the Assets of the Target Fund transferred hereunder and the value of the Liabilities of the Target Fund to be assumed hereunder shall, in each case, be determined as of the Valuation Time. Such valuations and determinations shall be made by the Acquiring Fund, in cooperation with the Target Fund, in accordance with the Acquiring Fund’s valuation procedures established by the Board of Trustees of the Janus Trust, which shall be provided to the Target Fund prior to the Valuation Time, and shall be confirmed in writing to the Target Fund. All computations of value shall be subject to review by the Target Fund and, if requested by either the Henderson Trust or the Janus Trust, by the independent registered public accountant of the requesting party.

2.7 The number of Acquiring Fund Shares of each class to be issued (including fractional shares to the third decimal place) shall be determined by dividing the value of the (i) Assets with respect to the corresponding class of the Target Fund, net of the Liabilities of the Target Fund with respect to the corresponding class of the Target Fund (each calculated as of the Valuation Time in accordance with Section 2.6), by (ii) the net asset value per share of the applicable class of the Acquiring Fund as of the Valuation Time.

2.8 The net asset value per share of each class of the Acquiring Fund shares issued in connection with the Reorganization shall be the net asset value per share of the corresponding class of the Target Fund as of the Valuation Time, determined as set forth in Section 2.6 above, provided that, if more than one class of shares of the Target Fund is being exchanged for a single class of shares of the Acquiring Fund, then the net asset value per share of such class of shares of the Acquiring Fund issued in connection with the Reorganization shall be the net asset value per share of the corresponding class of the Target Fund having attributes most consistent with the Acquiring Fund share class, as determined by the Acquiring Fund, or the net asset value of such other class of shares of the Acquiring Fund as the parties may mutually agree.

2.9 The Target Fund shall be the accounting and performance survivor in the Reorganization, with the result that the Acquiring Fund, as the corporate survivor in the Reorganization, shall adopt the accounting and performance history of the Target Fund.

3. REPRESENTATIONS AND WARRANTIES

3.1 The Henderson Trust, on behalf of the Target Fund, hereby represents and warrants to the Acquiring Fund as follows:

(i) the Henderson Trust is duly organized and existing under its Declaration of Trust (the “Henderson Declaration of Trust”) and the laws of the State of Delaware as a statutory trust; the Target Fund is a series of the Henderson Trust duly designated in accordance with the Henderson Declaration of Trust; and the Henderson Trust has power under the Henderson Declaration of Trust to own, on behalf of the Target Fund, all of its property and assets;

(ii) the Henderson Trust is registered under the 1940 Act as an open-end management investment company and its shares are registered for public sale under the Securities Act of 1933, as amended (the “1933 Act”), and such registrations have not been revoked or rescinded and are in full force and effect; the Target Fund is in compliance in all material respects with the 1940 Act and the rules and regulations thereunder;

(iii) the current prospectus and statement of additional information of the Target Fund and each prospectus and statement of additional information that the Target Fund used at all times prior to the date of this Agreement (a) conforms or conformed, as applicable, at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder, and (b) do or did not, as applicable, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

(iv) the Henderson Trust has full power and authority on behalf of the Target Fund to conduct the Target Fund’s business as it is now being conducted and to own the properties and assets the Target Fund now owns and to execute, deliver and carry out the terms of this Agreement on behalf of the Target Fund;

(v) the execution and delivery of this Agreement by the Henderson Trust on behalf of the Target Fund and the consummation of the transactions contemplated hereby are duly authorized by the Board of Trustees of the Henderson Trust and no other proceedings on the part of the Henderson Trust or the shareholders of the Target Fund (other than as contemplated in paragraph 6.2(i)) are necessary to authorize this Agreement and the transactions contemplated hereby;

(vi) this Agreement has been duly executed by the Henderson Trust on behalf of the Target Fund and, subject to the due authorization, execution and delivery of this Agreement by the other party(ies) hereto, constitutes its valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally, and general equitable principles;

(vii) neither the execution and delivery of this Agreement by the Henderson Trust on behalf of the Target Fund, nor the consummation by the Henderson Trust on behalf of the Target Fund of the transactions contemplated hereby, will conflict with, result in a breach or violation of or constitute (or with notice, lapse of time or both) a breach of or default under, the Henderson Declaration of Trust or the Bylaws of the Henderson Trust, as each may be amended, or any statute, regulation, order, judgment or decree, or any instrument, contract or other agreement to which the Henderson Trust is a party or by which the Henderson Trust or any of its assets is subject or bound;

(viii) no authorization, consent or approval of any governmental or other public body or authority or any other party is necessary (other than as contemplated in paragraph 6.2(i)) for the execution and delivery of this Agreement by the Henderson Trust on behalf of the Target Fund or the consummation of any transactions contemplated hereby by the Henderson Trust, other than as shall be obtained at or prior to the Closing;

(ix) all of the issued and outstanding shares of the Target Fund are, and at the Closing Date will be duly and validly issued by the Henderson Trust and outstanding and fully paid and non-assessable, and have been offered for sale in conformity in all material respects with all applicable federal and state securities laws; all of the issued and outstanding shares of the Target Fund will, at the Closing Date, be held by the persons and in the amounts set forth in the list of shareholders submitted to the Acquiring Fund in accordance with this Agreement;

(x) the statement of assets and liabilities and the portfolio of investments and the related statements of operations and change in net assets of the Target Fund, audited as of and for the fiscal year ended July 31, 2016, true and complete copies of which have been heretofore furnished to the Acquiring Fund, fairly represent in all material respects the financial condition and the results of operations of the Target Fund as of an for their respective dates and periods in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved;

(xi) the Target Fund shall furnish to the Acquiring Fund (a) an unaudited statement of assets and liabilities and the portfolio of investments and the related statements of operations and changes in net assets of the Target Fund for the fiscal period ended January 31, 2017; and (b) an unaudited statement of assets and liabilities and the portfolio of investments and the related statements of operations and changes in net assets as of and for the interim period ending on the Closing Date; such financial statements will represent fairly in all material respects the financial position and portfolio of investments and the results of the Target Fund’s operations as of, and for the period ending on, the dates of such statements in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved and the results of its operations and changes in financial position for the periods then ended; and such financial statements shall be certified by the Treasurer of the Target Fund as complying with the requirements hereof;

(xii) since the date of the statements delivered in 3.1(x) and 3.1(xi) when available, except as disclosed in writing to the Acquiring Fund, there has not been any change in the financial condition, properties, assets, liabilities or business of the Target Fund that would have a material adverse effect on the Target Fund or its properties or assets other than changes occurring in the ordinary course of business. For purposes of this paragraph 3.1(xii), a decline in the net asset value of the Target Fund shall not constitute a material adverse change;

(xiii) there are, and as of the Closing Date will be, no known contingent liabilities of the Target Fund not disclosed in the financial statements delivered pursuant to paragraphs 3.1(x) and 3.1(xi) which would materially affect the Target Fund’s financial condition;

(xiv) except as otherwise disclosed in writing to and accepted by the Acquiring Fund, there are no legal, administrative, or other proceedings or investigations of, or before any court or governmental body, presently pending, or to the knowledge of the Target Fund, threatened against the Target Fund, which, if adversely determined, would be expected to have a material adverse effect the Target Fund’s financial condition or the conduct of the Target Fund’s business; the Target Fund, without any special investigation or inquiry, knows of no facts which might form the basis for the institution of such proceedings or which would affect the Target Fund’s ability to consummate the transactions contemplated herein;

(xv) as of the date of this Agreement or within a certain time thereafter as mutually agreed by the parties, the Target Fund has provided or will provide the Acquiring Fund with all information relating to the Target Fund reasonably necessary for the preparation of the registration statement filed by the Janus Trust on Form N-14, which includes the proxy statement of the Target Fund with respect to the Reorganization, including any statement of additional information incorporated therein (the “Proxy Statement/Prospectus”), and any supplement or amendment thereto or to the documents included or incorporated by reference therein (collectively, as so amended or supplemented, the “N-14 Registration Statement”), in compliance in all material respects with the provisions of the 1933 Act, the Securities Exchange Act of 1934 (the “1934 Act”) and the 1940 Act and the rules and regulations thereunder in connection with the meeting of shareholders of the Target Fund to approve this Agreement and the transactions contemplated hereby. As of the effective date of the N-14 Registration Statement, the date of the Proxy Statement/Prospectus, the date the Proxy Statement/Prospectus is first mailed to shareholders of the Target Fund, the date of the meeting of shareholders of the Target Fund and the Closing Date, such information provided by the Target Fund will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided, however, that no representation or warranty is made with respect to statements in or omissions from the Proxy Statement/Prospectus made in reliance upon and in conformity with information that was furnished or should have been furnished by or on behalf of the Janus Trust or the Acquiring Fund for use therein;

(xvi) on the Closing Date, the Target Fund will have good and marketable title to the transferred Assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities whatsoever, other than a lien for taxes not yet due and payable and full right, power and authority to sell, assign, transfer and deliver such Assets; upon delivery of and payment for such Assets, the Acquiring Fund will receive good and marketable title to such Assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities other than a lien for taxes not yet due and payable;

(xvii) on the Closing Date, all federal and other tax returns, dividend reporting forms, and other tax-related reports of the Target Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof;

(xviii) for each taxable year of its operation (including the taxable year ending on the Closing Date), the Target Fund: (i) has elected to qualify, and has qualified or will qualify (in the case of the short taxable year ending on the Closing Date), for taxation as a “regulated investment company” under the Code (a “RIC”); (ii) has been eligible to compute and has computed its federal income tax under Section 852 of the Code, and on or prior to the Closing Date will have declared and paid a distribution with respect to all its investment company taxable income (determined without regard to the deduction for dividends paid), the excess of its interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code and its net capital gain (as such terms are defined in the Code) in each case that has accrued or will accrue on or prior to the Closing Date; and (iii) has been, and will be (in the case of the short taxable year ending on the Closing Date), treated as a separate corporation for U.S. federal income tax purposes;

(xix) the Target Fund is in material compliance with the conditions set forth in all exemptive orders, if any, granted by the Securities and Exchange Commission (the “Commission”) that are currently relied upon by the Target Fund;

(xx) the Target Fund has maintained, or caused to be maintained on its behalf, in all material respects, all books and records required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and rules thereunder;

(xxi) the books and records of the Target Fund made available to the Acquiring Fund and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Target Fund;

(xxii) the Henderson Trust is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

(xxiii) except as otherwise disclosed in writing to the Acquiring Fund, the Target Fund is in compliance in all material respects with the Internal Revenue Code (the “Code”) and applicable regulations promulgated under the Code pertaining to the reporting of dividends and other distributions on and redemptions of its capital stock and has withheld in respect of dividends and other distributions and paid to the proper taxing authority all taxes required to be withheld, and is not liable for any penalties with respect to such reporting and withholding requirements;

(xxiv) the Target Fund has not been granted any waiver, extension or comparable consent regarding the application of the statute of limitations with respect to any taxes or tax return that is outstanding, nor has any request for such waiver or consent been made;

(xxv) the Target Fund does not own any “converted property” (as that term is defined in Treasury Regulation Section 1.337(d)-7(a)(1)) that is subject to the rules of Section 1374 of the Code as a consequence of the application of Section 337(d)(1) of the Code and Treasury Regulations thereunder;

(xxvi) except as otherwise disclosed to the Acquiring Fund, the Target Fund has not previously been a party to a transaction that qualified as reorganization under Section 368(a) of the Code;

(xxvii) the Target Fund has not received written notification from any tax authority that asserts a position contrary to any of the representations in (xxiii) through (xxvii) above;

(xxviii) the Target Fund has no unamortized or unpaid organizational fees or expenses for which it does not expect to be reimbursed by its investment adviser or its affiliates;

(xxix) there are no material contracts outstanding to which the Target Fund is a party, other than as disclosed on Schedule 4.2(iv) and there are no such contract or commitments that will be terminated with any liability to the Target Fund at or prior to the Closing;

(xxx) the Henderson Trust has adopted and implemented written policies and procedures in accordance with Rule 38a-1 under the 1940 Act relating to the Target Fund; and

(xxxi) the Henderson Trust and the Target Fund have adopted and implemented written policies and procedures related to insider trading and a code of ethics that complies with all applicable provisions of Section 17(j) of the 1940 Act and Rule 17j-1 thereunder.

3.2 The Janus Trust, on behalf of the Acquiring Fund, hereby represents and warrants to the Target Fund as follows:

(i) the Janus Trust is duly organized and existing under its Amended and Restated Declaration of Trust of the Janus Trust (the “Janus Declaration of Trust”) and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a “Massachusetts business trust;” the Acquiring Fund is a series of the Janus Trust; and the Janus Trust has with power under the Janus Declaration of Trust to own, on behalf of the Acquiring Fund, all of its property and assets;

(ii) the Janus Trust is registered under the 1940 Act as an open-end management investment company and its shares are registered for public sale under the 1933 Act and such registrations have not been revoked or rescinded and are in full force and effect; the Acquiring Fund is in compliance in all material respects with the 1940 Act and the rules and regulations thereunder with respect to its activities;

(iii) the Janus Trust’s registration statement on Form N-1A that will be in effect on the Closing Date, and the prospectus and statement of additional information of the Acquiring Fund included therein will comply as to form in all material respects with the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder and on the Closing Date will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading, provided, however, that no representation or warranty is made with respect to statements in or omissions from the such registration statement, prospectus and statement of additional information made in reliance upon and in conformity with information that was furnished or should have been furnished by or on behalf of the Henderson Trust or the Target Fund for use therein

(iv) the Janus Trust has full power and authority on behalf of the Target Fund to conduct the Target Fund’s business as it is now being conducted and to own the properties and assets the Target Fund now owns and to execute, deliver and carry out the terms of this Agreement on behalf of the Acquiring Fund;

(v) the execution and delivery of this Agreement on behalf of the Acquiring Fund and the consummation of the transactions contemplated hereby are duly authorized by the Board of Trustees of the Janus Trust and no other proceedings on the part of the Janus Trust or the shareholders of the Acquiring Fund are necessary to authorize this Agreement and the transactions contemplated hereby;

(vi) this Agreement has been duly executed by the Janus Trust on behalf of the Acquiring Fund and, subject to the due authorization, execution and delivery of this Agreement by the other party(ies) hereto, constitutes its valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally, and general equitable principles;

(vii) neither the execution and delivery of this Agreement by the Janus Trust on behalf of the Acquiring Fund, nor the consummation by the Janus Trust on behalf of the Acquiring Fund of the transactions contemplated hereby, will conflict with, result in a breach or violation of or constitute (or with notice, lapse of time or both constitute) a breach of or default under, the Janus Declaration of Trust or the Bylaws of the Janus Trust, as each may be amended, or any statute, regulation, order, judgment or decree, or any instrument, contract or other agreement to which the Janus Trust is a party or by which the Janus Trust or any of its assets is subject or bound;

(viii) the net asset value per share of a Class A, C, I and N Acquiring Fund Share as of the Valuation Time reflects all liabilities of the Acquiring Fund as of that time and date;

(ix) no authorization, consent or approval of any governmental or other public body or authority or any other party is necessary for the execution and delivery of this Agreement by the Janus Trust on behalf of the Acquiring Fund or the consummation of any transactions contemplated hereby by the Janus Trust, other than as shall be obtained at or prior to the Closing;

(x) all of the issued and outstanding shares of the Acquiring Fund are, and at the Closing Date will be, duly and validly issued by the Janus Trust and outstanding and fully paid and non-assessable, and have been offered for sale in conformity in all material respects with all applicable registration requirements of federal and state securities laws;

(xi) except as otherwise disclosed in writing to and accepted by the Target Fund, there are no legal, administrative, or other proceedings or investigations of, or before any court or governmental body, presently pending, or to the knowledge of the Acquiring Fund, threatened against the Acquiring Fund, which, if adversely determined, would be expected to have a material adverse effect on the Acquiring Fund’s financial condition or the conduct of the Acquiring Fund’s business; the Acquiring Fund, without any special investigation or inquiry, knows of no facts which might form the basis for the institution of such proceedings or which would affect the Acquiring Fund’s ability to consummate the transactions contemplated herein;

(xii) the N-14 Registration Statement, on its effective date, at the time of the meeting of shareholders of the Target Fund called to vote on the Reorganization and on the Closing Date, (a) complied or will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (b) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that no representation or warranty is made with respect to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information that was furnished or should have been furnished by or on behalf of the Henderson Trust or the Target Fund for use therein;

(xiii) the Proxy Statement/Prospectus, as of its date, the date the Proxy Statement/Prospectus is first mailed to shareholders of the Target Fund and at the time of the meeting of shareholders of the Target Fund called to vote on the Reorganization, did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that no representation or warranty is made with respect to statements in or omissions from the Proxy Statement/Prospectus made in reliance upon and in conformity with information that was furnished or should have been furnished by or on behalf of the Henderson Trust or the Target Fund for use therein;

(xiv) the Acquiring Fund Shares to be issued pursuant to this Agreement will have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and non-assessable, except as provided in the Janus Declaration of Trust or applicable law, and no Acquiring Fund Shareholder will have any preemptive right of subscription or purchase in respect thereof;

(xv) on the Closing Date, all federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquiring Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof;

(xvi) for each taxable year of its operation (including the taxable year that includes the Closing Date), the Acquiring Fund: (i) has elected or will elect to qualify, has qualified or will qualify (in the case of the year that includes the Closing Date) and intends to continue to qualify for taxation as a RIC under the Code; (ii) has been eligible to and has computed its federal income tax under Section 852 of the Code, and will do so for the taxable year that includes the Closing Date; and (iii) has been, and will be (in the case of the taxable year that includes the Closing Date), treated as a separate corporation for U.S. federal income tax purposes;

(xvii) the Acquiring Fund is in material compliance with the conditions set forth in all exemptive orders, if any, granted by the Commission that are currently relied upon by the Acquiring Fund;

(xviii) the Acquiring Fund has maintained, or caused to be maintained on its behalf, in all material respects, all books and records required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and rules thereunder;

(xix) the books and records of the Acquiring Fund made available to the Target Fund and/or its counsel are substantially true and correct; and contain no material misstatements or omissions with respect to the operations of the Acquiring Fund;

(xx) the Janus Trust is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

(xxi) except as otherwise disclosed in writing to the Target Fund, the Acquiring Fund is in compliance in all material respects with the Code and applicable regulations promulgated under the Code pertaining to the reporting of dividends and other distributions on and redemptions of its capital stock and has withheld in respect of dividends and other distributions and paid to the proper taxing authority all taxes required to be withheld, and is not liable for any penalties with respect to such reporting and withholding requirements;

(xxii) the Acquiring Fund has not been granted any waiver, extension or comparable consent regarding the application of the statute of limitations with respect to any taxes or tax return that is outstanding, nor has any request for such waiver or consent been made;

(xxiii) the Acquiring Fund does not own any “converted property” (as that term is defined in Treasury Regulation Section 1.337(d)-7(a)(1)) that is subject to the rules of Section 1374 of the Code as a consequence of the application of Section 337(d)(1) of the Code and Treasury Regulations thereunder;

(xxiv) except as otherwise disclosed to the Target Fund, the Acquiring Fund has not previously been a party to a transaction that qualified as reorganization under Section 368(a) of the Code;

(xxv) the Acquiring Fund has not received written notification from any tax authority that asserts a position contrary to any of the representations in (xxiii) through (xxvii) above;

(xxvi) the Acquiring Fund has no unamortized or unpaid organizational fees or expenses for which it does not expect to be reimbursed by its investment adviser or its affiliates;

(xxvii) there are no material contracts outstanding to which the Acquiring Fund is a party, other than as disclosed in the Janus Trust’s registration statement on Form N-1A or in the N-14 Registration Statement;

(xxviii) the Janus Trust has adopted and implemented written policies and procedures in accordance with Rule 38a-1 under the 1940 Act relating to the Acquiring Fund;

(xxix) the Janus Trust and the Acquiring Fund have adopted and implemented written policies and procedures related to insider trading and a code of ethics that complies with all applicable provisions of Section 17(j) of the 1940 Act and Rule 17j-1 thereunder;

(xxx) the copy of the Janus Trust’s valuation procedures that the Janus Trust has provided to the Henderson Trust is accurate and complete statement of such procedures as of the date that such copy was so provided; and

(xxxi) the Acquiring Fund was formed for the purpose of effecting the transactions contemplated by this Agreement and has no assets or liabilities (other than its rights and obligations under this Agreement and a de minimis amount of assets, if any, held to facilitate the organization of the Acquiring Fund); prior to the Closing Date, the Acquiring Fund shall not have commenced investment operations and there will be no issued and outstanding shares in the Acquiring Fund, except shares issued by the Acquiring Fund to an initial sole shareholder for the purpose of enabling the sole shareholder to take certain organizational actions as are required to be taken by shareholders under the 1940 Act.

4. CONDITIONS PRECEDENT

4.1 Except to the extent waived in writing by the Henderson Trust, the obligations of the Henderson Trust on behalf of the Target Fund to effectuate the Reorganization shall be subject to the satisfaction of the following conditions:

(i) Class A, C, I, N and D Acquiring Fund Shares shall have been duly qualified for offering to the public in all states in which such qualification is required for consummation of the transactions contemplated hereunder;

(ii) All representations and warranties of the Janus Trust on behalf of the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing, with the same force and effect as if then made;

(iii) The Henderson Trust on behalf of the Target Fund shall have received a certificate of an officer of the Janus Trust on behalf of the Acquiring Fund in form and substance reasonably satisfactory to the Henderson Trust and dated as of the Closing Date, certifying that the representations and warranties of or with respect to the Janus Trust and the Acquiring Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Henderson Trust shall reasonably request;

(iv) The Janus Trust and the Acquiring Fund shall have performed all obligations required to be performed by the Janus Trust or the Acquiring Fund under this Agreement at or prior to the Closing Date;

(v) The Janus Trust, on behalf of the Acquiring Fund, shall have executed and delivered to the Henderson Trust, on behalf of the Target Fund, an Assumption of Liabilities dated as of the Closing Date pursuant to which the Acquiring Fund will assume all of the liabilities of the Target Fund existing at the Closing Date in connection with the transactions contemplated by this Agreement; and

(vi) The Henderson Trust shall have received the opinion or letter of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), dated as of the Closing Date, addressed to the Henderson Trust and the Target Fund substantially in the form and to the effect that:

(1) the Janus Trust is validly existing in good standing under the laws of the Commonwealth of Massachusetts;

(2) the Janus Trust has the power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby

(3) the Agreement has been duly authorized, executed and delivered by the Janus Trust;

(4) the Agreement constitutes the valid and binding obligation of the Janus Trust, enforceable against the Janus Trust in accordance with its terms under the laws of the Commonwealth of Massachusetts, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(5) neither the execution and delivery by the Janus Trust of the Agreement nor the performance by the Janus Trust of its obligations under the Agreement: (a) conflicts with the governing documents of the Janus Trust; (b) constitutes a violation of, or a default under, any material contract, agreement, instrument or other document pertaining to, or material to the business or financial condition of, the Acquiring Fund; (c) contravenes any material judgement, order or decree of courts of other governmental authorities or arbitrators that are material to the business or financial condition of the Acquiring Fund; or (d) violates the 1940 Act or any law, rule or regulation of the Commonwealth of Massachusetts;

(6) neither the execution and delivery by the Janus Trust of the Agreement nor the performance by the Janus Trust of its obligations under the Agreement requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under the 1940 Act or any law, rule or regulation of the Commonwealth of Massachusetts, except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made; and

(7) when the Acquiring Fund Shares have been duly issued and delivered to the Target Fund for distribution to the shareholders of the Target Fund in exchange for the Acquiring Fund’s acquisition of all of the Target Fund’s assets and assumption of all of the Target Fund’s liabilities, in accordance with the terms of the Agreement, and entered into the share record books of the Acquiring Fund, the issuance of the Acquiring Fund Shares will have been duly authorized by all requisite action on the part of the Janus Trust and the Acquiring Fund Shares will be validly issued, fully paid and, subject to the following, non-assessable. Pursuant to certain decisions of the Supreme Judicial Court of The Commonwealth of Massachusetts, shareholders of a Massachusetts business trust may, in certain circumstances, be held personally liable as partners for the obligations of a Massachusetts business trust. Even if the Janus Trust were held to be a partnership, however, the possibility of the holders of Acquiring Fund Shares incurring personal liability for financial losses of the Acquiring Fund appears remote because the Janus Declaration of Trust disclaims shareholder liability for acts or obligations of the Acquiring Fund and requires that notice of this disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Acquiring Fund or the Trustees. The Janus Declaration of Trust also provides for indemnification from the assets of the Acquiring Fund for all losses and expenses of any Acquiring Fund shareholder held liable for the obligations of the Acquiring Fund;

(8) the Janus Trust is registered with the Commission pursuant to Section 8 of the 1940 Act as an open-end management investment company; and

4.2 Except to the extent waived in writing by the Janus Trust, the obligations of the Janus Trust on behalf of the Acquiring Fund to effectuate the Reorganization shall be subject to the satisfaction of the following conditions:

(i) All representations and warranties of the Henderson Trust on behalf of the Target Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing, with the same force and effect as if then made,

(ii) The Janus Trust on behalf of the Acquiring Fund shall have received a certificate of an officer of the Henderson Trust on behalf of the Target Fund in form and substance reasonably satisfactory to the Janus Trust and dated as of the Closing Date, certifying that the representations and warranties of or with respect to the Henderson Trust and the Target Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Janus Trust shall reasonably request;

(iii) The Henderson Trust shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date;

(iv) The Target Fund’s agreements with each of the parties set forth on Schedule 4.2(iv) hereto shall have been terminated as of the Closing with respect to the Target Fund, and each party to this Agreement shall have received evidence of such termination and assurance that no claims for damages (liquidated or otherwise) will arise as a result of such termination.

(v) The Janus Trust shall have received the opinion of Vedder Price P.C., dated as of the Closing Date, addressed to the Janus Trust and the Acquiring Fund substantially in the form and to the effect that:

(1) the Henderson Trust is validly existing in good standing under the laws of the State of Delaware;

(2) the Henderson Trust has the power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby

(3) the Agreement has been duly authorized, executed and delivered by the Henderson Trust;

(4) the Agreement constitutes the valid and binding obligation of the Henderson Trust, enforceable against the Henderson Trust in accordance with its terms under the laws of the State of Delaware, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether considered enforcement is sought in equity or at law);

(5) neither the execution and delivery by the Henderson Trust of the Agreement nor the performance by the Henderson Trust of its obligations under the Agreement: (a) conflicts with the governing documents of the Henderson Trust; (b) constitutes a violation of, or a default under, any material contract, agreement, instrument or other document pertaining to, or material to the business or financial condition of, the Target Fund; (c) contravenes any material judgement, order or decree of courts of other governmental authorities or arbitrators that are material to the business or financial condition of the Target Fund; or (d) violates the 1940 Act or any law, rule or regulation of the State of Delaware;

(6) neither the execution and delivery by the Henderson Trust of the Agreement nor the performance by the Henderson Trust of its obligations under the Agreement requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under the 1940 Act or any law, rule or regulation of the State of Delaware, except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made; and

(7) the Henderson Trust is registered with the Commission pursuant to Section 8 of the 1940 Act as an open-end management investment company.

4.3 Except to the extent waived in writing by both the Henderson Trust and the Janus Trust, the obligations of the Henderson Trust, on behalf of the Target Fund, and the Janus Trust, on behalf of the Acquiring Fund, to consummate the Reorganization shall be subject to the satisfaction of the following conditions:

(i) This Agreement and transactions contemplated herein shall have been approved by the Board of Trustees of the Henderson Trust, including a majority of the Trustees of the Henderson Trust who are not “interested persons” (as defined in the 1940 Act) of the Target Fund or the Acquiring Fund, on behalf of the Target Fund, and by the Board of Trustees of the Janus Trust, including a majority of the Trustees of the Janus Trust who are not “interested persons” (as defined in the 1940 Act) of the Target Fund or the Acquiring Fund, on behalf of the Acquiring Fund, and each party shall have delivered to the other party a copy of the resolutions approving this Agreement and the transactions contemplated in connection herewith adopted by such party’s Board of Trustees, certified by the secretary or equivalent officer; notwithstanding anything herein to the contrary, neither the Henderson Trust nor the Janus Trust may waive the conditions set forth in this paragraph 4.3(i);

(ii) The Janus Trust shall have filed with the Commission the N-14 Registration Statement and the N-14 Registration Statement shall have become effective, and no stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Commission (and not withdrawn or terminated);

(iii) This Agreement has been approved by the affirmative vote of Target Fund Shareholders representing a “majority of the outstanding voting securities” (as defined in the 1940 Act) of the Target Fund; notwithstanding anything herein to the contrary, neither the Henderson Trust nor the Janus Trust may waive the condition set forth in this paragraph 4.3(iii);

(iv) The Target Fund and the Acquiring Fund shall have agreed on the number of full and fractional shares of each class of shares of the Acquiring Fund to be issued in connection with the Reorganization after such number has been calculated in accordance with this Agreement;

(v) No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition, whether preliminary, temporary or permanent, shall be in effect that prevents, makes illegal or prohibits the consummation of the Reorganization;

(vi) As of the Closing Date, there shall be no pending litigation brought by any person against the Henderson Trust or the Target Fund or, the Janus Trust or the Acquiring Fund, or any of the investment advisers, directors or officers of the foregoing, as applicable, arising out of, or seeking to prevent completion of the transactions contemplated by, this Agreement. Furthermore, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein. No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the knowledge of any party hereto, threatened against a party or any of its properties or assets that, if adversely determined, would materially and adversely affect its business or its ability to consummate the transactions herein contemplated;

(vii) On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, nor instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act;

(viii) All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state blue sky and securities authorities) deemed necessary by the Janus Trust and the Acquiring Fund, or the Henderson Trust and the Target Fund, to permit consummation of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Target Fund; provided that either party hereto may for itself waive any of such conditions;

(ix) The Acquiring Fund and Target Fund shall have received an opinion in form reasonably satisfactory to each such party, dated as of the Closing Date, of Skadden, Arps, Slate, Meager and Flom LLP, substantially to the effect that for U.S. federal income tax purposes the Reorganization will constitute a “reorganization” within the meaning of Section 368(a) of the Code. Notwithstanding anything herein to the contrary, neither the Henderson Trust nor the Janus Trust may waive the condition set forth in this paragraph 4.3(ix).

(x) The Target Fund shall have declared and paid a dividend prior to the Closing Time, which, together with all previous dividends, will have the effect of distributing to its shareholders all of the Target Fund’s investment company taxable income (within the meaning of Section 852(b)(2) of the Code, computed without regard to any deduction for dividends paid), if any, plus any excess of its interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for all periods up to and including the Closing Date, and all of the Target Fund’s net capital gain (as defined in Section 1222(11) of the Code), if any, for the avoidance of doubt after reduction for any usable capital loss carryforwards, recognized in all periods up to and including the Closing Date.

(xi) HGINA shall have arranged for the provision of directors and officers liability and errors and omissions insurance that is substantially similar in scope to the current coverage (“Insurance”) covering the Target Fund, and current and former trustees and officers of the Henderson Trust, with respect to the Target Fund, with respect to “Wrongful Acts” (as defined under the Insurance) committed on or prior to the Closing Date for a period beginning at the Closing Date and ending no less than five years thereafter, and the parties shall have received evidence of the foregoing.

(xii) The merger of Horizon Orbit Corp. (“Merger Sub”), a direct wholly-owned subsidiary of Henderson Group, plc (“Henderson”) with and into Janus Capital Group, Inc. (“Janus”), with Janus surviving the merger as a direct wholly-owned subsidiary of Henderson, pursuant to the Agreement and Plan of Merger, dated as of October 3, 2016, among Janus, Henderson and Merger Sub (the “Janus Henderson Group Merger”), shall have been consummated.

5. EXPENSES

5.1 JCM agrees that it will bear all costs and expenses of the Janus Trust and the Acquiring Fund incurred in connection with the Reorganization and transactions contemplated thereby and HGINA agrees that it will bear all costs and expenses of the Henderson Trust and the Target Fund incurred in connection with the Reorganization and transactions contemplated thereby. The costs of the Reorganizations shall include, but not be limited to, organizing the Acquiring Fund, preparation, printing and distribution of the N-14 Registration Statement and the Proxy Statement/Prospectus, legal fees, accounting fees, proxy solicitation costs, and expenses of holding shareholders’ meetings.

5.2 Each of the Henderson Trust and the Janus Trust represents that there is no person who has dealt with it who by reason of such dealing is entitled to any broker’s or finders’ or other similar fee or commission arising out of the transactions contemplated by this Agreement.

6. COVENANTS

6.1 During the period from the date of this Agreement and continuing until the Closing Date, the Janus Trust, on behalf of the Acquiring Fund, and the Henderson Trust, on behalf of the Target Fund, agree that:

(i) The parties hereto shall cooperate in preparing the N-14 Registration Statement and the Proxy Statement/Prospectus;

(ii) The Janus Trust, on behalf of the Acquiring Fund, and the Henderson Trust, on behalf of the Target Fund, will, subject to the provisions of this Agreement, take, or cause to be taken, all commercially reasonable actions, and do or cause to be done all commercially reasonably things, necessary, proper or advisable to fulfill or obtain the fulfillment of the conditions precedent set forth in this Agreement and to consummate and make effective the transactions contemplated by this Agreement; and

(iii) It is the intention of the parties that the Reorganization will qualify as a reorganization with the meaning of Section 368(a) of the Code. None of the parties to this Agreement shall take any action or cause any action to be taken (including, without limitation the filing of any tax return) that is inconsistent with such treatment or results in the failure of a Reorganization to qualify as a reorganization with the meaning of Section 368(a) of the Code. At or prior to the Closing Date, the Acquiring Fund and the Target Fund will take such action, or cause such action to be taken, as is reasonably necessary to enable Skadden to render the tax opinions required as a condition to the Closing of this Agreement (including, without limitation, each party’s execution of representations reasonably requested by and addressed to Skadden).

6.2 During the period from the date of this Agreement and continuing until the Closing Date, the Janus Trust on behalf of the Acquiring Fund agrees that:

(i) The Janus Trust will file the N-14 Registration Statement with the SEC and will use its best efforts to provide that the N-14 Registration Statement becomes effective as promptly as possible; each party agrees to cooperate fully with the other, and each will furnish to the other the information related to itself to be set forth in the N-14 Registration Statement as required by the 1933 Act, 1934 Act and the 1940 Act, and the rules and regulations thereunder, and state securities laws;

(ii) The Acquiring Fund will not engage in any business activities other than such activities as are directly related to the organization of the Acquiring Fund in anticipation of the Reorganization and any other transactions contemplated hereby.

6.3 During the period from the date of this Agreement and continuing until the Closing Date, the Henderson Trust on behalf of the Target Fund agrees that:

(i) The Board of Trustees of the Henderson Trust will call a meeting of shareholders of the Target Fund, to consider and act upon this Agreement (the “Target Fund Shareholder Meeting”) and to take all other actions necessary to submit the transactions contemplated herein to Target Fund Shareholders for approval;

(ii) The Henderson Trust will mail the Proxy Statement/Prospectus to Target Fund Shareholders entitled to vote at the Target Fund Shareholder Meeting, in sufficient time to comply with requirements as to notice thereof;

(iii) Except as otherwise set forth herein, the Target Fund: (a) will operate its business in the ordinary course and substantially in accordance with past practices between the date hereof and the Closing Date, it being understood that such ordinary course of business may include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable, and (b) shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of the Target Fund, as appropriate, in the ordinary course in all material respects;

(iv) The Henderson Trust will not sell or otherwise dispose of any of the Acquiring Fund Shares to be received in the Reorganization, except in distribution to the Target Fund Shareholders as provided in this Agreement;

(v) The Henderson Trust on behalf of the Target Fund will, from time to time, as and when reasonably requested by the Janus Trust on behalf of the Acquiring Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments and take or cause to be taken such further actions as the other party may reasonably deem necessary or desirable in order to vest in and confirm the Janus Trust’s, on behalf of the Acquiring Fund, title to and possession of all the Assets transferred hereby;

(vi) At or prior the Closing Date, the Henderson Trust will provide the Janus Trust with (a) a statement of the respective tax basis and holding period of all the transferred Assets, (b) a copy (which may be in electronic form) of the shareholder ledger accounts including, without limitation, the name, address and taxpayer identification number of each shareholder of record, the number of shares of beneficial interest held by each shareholder, the dividend reinvestment elections applicable to each shareholder, and the backup withholding and nonresident alien withholding certifications, notices or records on file with the Target Fund with respect to each shareholder, for all of the shareholders of record of the Target Fund as of the Closing Date, who are to become holders of the Acquiring Fund as a result of the Reorganization, certified by the transfer agent of the Target Fund or an officer of the Henderson Trust on behalf of the Target Fund to the best of their knowledge and belief, (c) if requested by the Acquiring Fund, all FIN 48 work papers and supporting statements pertaining to the Target Fund, and (d) the tax books and records of the Target Fund for purposes of preparing any returns required by law to be filed for tax periods ending after the Closing Date; and

(vii) The Target Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Target Fund’s shares;

(viii) Any reporting responsibility of the Target Fund, including, but not limited to, the responsibility for filing regulatory reports, tax returns relating to tax periods ending on or prior to the Closing Date (whether due before or after the Closing Date), or other documents with the Commission, any state securities commission, and any Federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Target Fund.

6.4 As soon as practicable after the Closing of the Reorganization, Class A, C, I and N Acquiring Fund Shares received by shareholders who were direct shareholders of the Target Fund, will be automatically exchanged for Class D Shares of the Acquiring Fund having an equal aggregate net asset value to the shares so exchanged.

7. ENTIRE AGREEMENT

The Henderson Trust, on behalf of the Target Fund, and the Janus Trust, on behalf of the Acquiring Fund, agree that this Agreement constitutes the entire agreement between the parties.

8. TERMINATION

8.1 This Agreement and the transactions contemplated hereby may be terminated and abandoned by the mutual agreement of the Henderson Trust and the Janus Trust.

8.2 Either the Henderson Trust or the Janus Trust may at its option terminate this Agreement at or prior to the Closing Date because:

(i) of a material breach by the other party of any representation, warranty or agreement contained herein to be performed at or prior the Closing Date;

(ii) a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met prior to the Closing Date;

(iii) there shall be a final, non-appealable order of a federal or state court in effect preventing consummation of the transactions contemplated hereby; or there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any governmental entity which would make consummation of the transactions contemplated hereby illegal; or

(iv) the closing has not occurred on or prior to             , 2017 (provided that the right to terminate this Agreement pursuant to this paragraph 8.2(iii) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date).

8.3 In the event that the Board of Trustees of the Henderson Trust or the Board of Trustees of the Janus Trust reasonably determines, after consultation with outside counsel, that the failure to terminate this Agreement would constitute a breach of the fiduciary duties of such Board of Trustees (such fiduciary duty to be interpreted in accordance with the laws of the state in which such trust is organized), such party may terminate this Agreement with the written consent of the other party, which consent shall not be unreasonably withheld. The party seeking termination pursuant to this Section 8.3 shall provide written notice to the other party of the determination by the Board of Trustees of the party seeking termination and the facts and circumstances that form the basis for such determination.

8.4 In the event of termination of this Agreement pursuant to the provisions hereof, the same shall become void and have no further effect, and there shall not be any liability on the part of any Fund or its respective directors, trustees, officers, agents or shareholders in respect of this Agreement other than with respect to Section 13.

9. AMENDMENTS

This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the parties; provided, however, that at any time after the approval of this Agreement by Target Fund Shareholders, no amendment or modification shall be made which by law requires further approval by such shareholders without such further approval.

10. NOTICES

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, overnight courier, personal delivery or certified mail addressed to:

For the Henderson Trust or the Target Fund:

737 North Michigan Avenue, Suite 1700

Chicago, Illinois 60611

Attention: Secretary, Henderson Global Funds

Facsimile: 312-871-6293

With a copy to:

Henderson Group plc

201 Bishopsgate, 10th Floor

London EC2M 3AE

United Kingdom

Attention: General Counsel

Facsimile: +44-20-7818 4639

For HGINA:

737 North Michigan Avenue, Suite 1700

Chicago, Illinois 60611

Attention: Legal Counsel

Facsimile: 312-871-6293

With a copy to:

Henderson Group plc

201 Bishopsgate, 10th Floor

London EC2M 3AE

United Kingdom

Attention: General Counsel

Facsimile: +44-20-7818 4639

For the Janus Trust or the Acquiring Fund:

151 Detroit Street

Denver, Colorado 80206-4805

Attention: Michelle Rosenberg

Facsimile: 303-394-7714

For JCM:

151 Detroit Street

Denver, Colorado 80206-4805

Attention: Michelle Rosenberg

Facsimile: 303-394-7714

11. COOPERATION AND EXCHANGE OF INFORMATION

Copies of all books and records of the Target Fund shall be delivered by the Henderson Trust to the Janus Trust at the Closing Date. Prior to the Closing and for a reasonable time thereafter, the Henderson Trust on behalf of the Target Fund and the Janus Trust on behalf of the Acquiring Fund will provide each other and their respective representatives with such cooperation, assistance and information as is reasonably necessary (i) for the filing of any tax return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment, or (ii) for any financial accounting purpose. Until the applicable period for assessment under applicable law (giving effect to any and all extensions or waivers) has expired, each such party or their respective agents will retain all returns, schedules and work papers and all material records or other documents relating to tax matters and financial reporting of tax positions of the Target Fund and the Acquiring Fund for its taxable period first ending after the Closing Date and for all prior taxable periods for which the statute of limitation had not run at the Closing Date, provided that the Henderson Trust shall not be required to maintain any such documents that it has delivered to the Janus Trust.

12. DISSOLUTION OF THE HENDERSON TRUST

Each series of the Henderson Trust (i) has entered into (or will enter into) an agreement and plan of reorganization pursuant to which the assets of such series would be transferred to, and the liabilities of such series would be assumed by, a series of the Janus Trust, (ii) will be reorganized into an entity, which after giving effect to such reorganization, is not required to register as an investment company or (iii) will adopt a plan of liquidation or engage in such other transaction or transactions which results in the liquidation of such series.    Upon the completion of all such transactions, the Henderson Trust will be terminated and dissolved in accordance with the Henderson Declaration of Trust, the laws of the State of Delaware and any other applicable law and shall not conduct any business except in connection with its dissolution and termination.

13. INDEMNIFICATION

13.1 Each party (an “Indemnitor”) shall indemnify and hold the other and its officers, directors, trustees, agents and persons controlled by or controlling any of them (each an “Indemnified Party”) harmless from and against any and all losses, damages, liabilities, claims, demands, judgments, settlements, deficiencies, taxes, assessments, charges, costs and expenses of any nature whatsoever (including reasonable attorneys’ fees and reasonable costs of investigation) including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by such Indemnified Party in connection with the defense or disposition of any claim, action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnified Party may be or may have been involved as a party or otherwise or with which such Indemnified Party may be or may have been threatened (collectively, the “Losses”) arising out of or related to any claim of a breach of any representation, warranty or covenant made herein by the Indemnitor; provided, however, that no Indemnified Party shall be indemnified hereunder against any Losses arising directly from such Indemnified Party’s (i) willful misfeasance, (ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of such Indemnified Party’s position.

13.2 The Indemnified Party shall use its best efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, costs and expenses in respect of which indemnity may be sought hereunder. The Indemnified Party shall give written notice to Indemnitor within the earlier of ten (10) days of receipt of written notice to the Indemnified Party or thirty (30) days from discovery by the Indemnified Party of any matters which may give rise to a claim for indemnification or reimbursement under this Agreement. The failure to give such notice shall not affect the right of the Indemnified Party to indemnity hereunder unless such failure has materially and adversely affected the rights of the Indemnitor. At any time after ten (10) days from the giving of such notice, the Indemnified Party may, at its option, resist, settle or otherwise compromise, or pay such claim unless it shall have received notice from the Indemnitor that the Indemnitor intends, at the Indemnitor’s sole cost and expense, to assume the defense of any such matter, in which case the Indemnified Party shall have the right, at no cost or expense to the Indemnitor, to participate in such defense. If the Indemnitor does not assume the defense of such matter, and in any event until the Indemnitor states in writing that it will assume the defense, the Indemnitor shall pay all costs of the Indemnified Party arising out of the defense until the defense is assumed; provided, however, that the Indemnified Party shall consult with the Indemnitor and obtain indemnitor’s prior written consent to any payment or settlement of any such claim. The Indemnitor shall keep the Indemnified Party fully apprised at all times as to the status of the defense. If the Indemnitor does not assume the defense, the Indemnified Party shall keep the Indemnitor apprised at all times as to the status of the defense. Following indemnification as provided for hereunder, the Indemnitor shall be subrogated to all rights of the Indemnified Party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.

14. HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY

14.1 The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14.2 This Agreement may be executed in any number of counterparts each of which shall be deemed an original.

14.3 The respective representations and warranties contained in Section 3 of this Agreement shall expire with, and be terminated by, the consummation of the Reorganization, and neither the Funds, nor any of their respective officers, directors, trustees, agents or shareholders shall have any liability with respect to such representations or warranties after the Closing Date.

14.4 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts; provided that, in the case of any conflict between those laws and the 1940 Act, the latter shall govern.

14.5 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

14.6 It is expressly agreed that the obligations of the Janus Trust hereunder shall not be binding upon any of the Trustees, consultants, shareholders, nominees, officers, agents or employees of the Janus Trust personally, but shall bind only the trust property of the Janus Trust, as provided in the Janus Declaration of Trust. The execution and delivery by such officers of the Janus Trust shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Janus Trust as provided in the Janus Declaration of Trust. The Janus Trust is a series company with multiple series and has entered into this Agreement on behalf of the Acquiring Fund.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date set forth above.

JANUS INVESTMENT FUND For and on behalf of the Acquiring Fund

By:
Title:
Attest
By:
Title:
HENDERSON GLOBAL FUNDS
For and on behalf of the Target Fund

By:
Title:
Attest
By:
Title:
JANUS CAPITAL MANAGEMENT, LLC

By:
Title:
Attest
By:
Title:
HENDERSON GLOBAL INVESTORS (NORTH AMERICA) INC.

By:
Title:
Attest
By:
Title: